SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
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[ ]  Definitive Additional Materials
[X]  Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

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                        GENERAL SEMICONDUCTOR, INC.
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              (Name of Registrant as Specified In Its Charter)

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                        GENERAL SEMICONDUCTOR, INC.
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                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
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    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     2)  Aggregate number of securities to which transaction applies:
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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.(1)
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     4)  Proposed maximum aggregate value of transaction:
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     (1) Set forth the amount on which the filing fee is calculated and state how it was determined

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    paid previously. Identify the previous filing by registration statement
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     1)  Amount Previously Paid:
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On August 1, 2001, General Semiconductor, Inc. ("General Semiconductor"or
the "Company"), a Delaware corporation, announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among General Semiconductor, Vishay Intertechnology, Inc., a Delaware corporation ("Vishay") and Vishay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Vishay ("Merger Sub"), dated as of July 31, 2001, pursuant to which, among other things, Merger Sub will be merged with and into General Semiconductor (the "Merger") with General Semiconductor continuing as the surviving corporation following the Merger.

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows:

General Semiconductor, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for the special meeting of General Semiconductor stockholders to be held in accordance with the terms of the Merger Agreement to consider and vote on a proposal to adopt and approve the Merger Agreement and the Merger:

Ronald A. Ostertag, Chairman of the Board of Directors, President and Chief Executive Officer; W. John Nelson, Chief Operating Officer;Vincent M. Guercio, Senior Vice President; Stephen B. Paige, Senior Vice President, General Counsel and Secretary; John P.Philips, Executive Vice President;

Mr. Ostertag is the only director who is also an executive officer of the Company. General Semiconductor's other directors are: C. Scott Kulicke, Director; Ronald Rosenweig, Director; Peter A. Schwartz, Director; Samuel
L. Simmons, Director.

The number of shares of General Semiconductor common stock beneficially owned by each of these persons as of March 14, 2001, is set forth in the Proxy Statement for General Semiconductor's 2001 Annual Meeting of Stockholders and is incorporated herein by reference.

General Semiconductor is also party to employment agreements with its executive officers which provide that, upon the occurrence of specific events following a change in control of General Semiconductor, the executive officers may be entitled to receive compensation and other payments. Additionally, General Semiconductor's executive officers have options to acquire shares of General Semiconductor's common stock, some of which are unvested as of the date hereof. These options will vest upon a change in control of General Semiconductor.

NOTE TO STOCKHOLDERS: In connection with the Merger, General Semiconductor will be filing a definitive proxy statement with the Securities and Exchange Commission. SECURITY HOLDERS OF GENERAL SEMICONDUCTOR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available and other documents filed by General Semiconductor and by Vishay with the Securities and Exchange Commission in connection with the Merger at the Securities and Exchange Commission's website at www.sec.gov. Security holders of General Semiconductor may also obtain for free a copy of the definitive proxy statement when it becomes available and other documents filed with the Securities and Exchange Commission by General Semiconductor in connection with the Merger by contacting General Semiconductor, Investor Relations, (631) 847-3000. Security holders of General Semiconductor may also obtain for free documents filed with the Securities and Exchange Commission by Vishay in connection with the Merger by contacting Vishay, Investor Relations, (610) 644-1300.

CAUTIONARY STATEMENT

Certain information in this document concerning the merger is forward-looking. Certain informationin in this document concerning General Semiconductor's business may also be forward-looking, including the future business prospects for General Semiconductor, expectations as to thefuture impact of certain actions and plans General Semiconductor intends to implement in its business. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond General Semiconductor's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the Merger include, but are not limited to: the timely receipt of necessary stockholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; and the fulfillment of all of the closing conditions specified in the Merger Agreement and other transaction documents. For further discussion of important risk factors that may materially affect management's estimates, General Semiconductor's results and the forward-looking statements herein, please see the risk factors contained in General Semiconductor's SEC filings. You also should read those filings, particularly General Semiconductor's Annual Report on Form 10-K for the year ended December 31, 2000 and it's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001, filed with the SEC, for a discussion of General Semiconductor's results of operations and financial condition.

Following is the text of a Q&A distributed internally by the Company to guide personnel in answering potential questions about the merger on July 31, 2001:


                         GENERAL SEMICONDUCTOR Q&A

WHY IS GENERAL SEMICONDUCTOR COMBINING WITH VISHAY INTERTECHNOLOGY? WHAT MADE YOU DECIDE TO SELL THE COMPANY?

This is a terrific transaction for General Semiconductor, with a substantial upfront premium and opportunities for shareholders, customers and many of our employees to participate in the significant upside we see in the combined company.

Consolidation is necessary in this industry and in these market conditions, and adding General Semiconductor's strong reputation and market presence to Vishay will create an ideal platform for further growth, both organically and through acquisition, in the semiconductor component market.

In essence, with this transaction we are turning the tables on the difficult economy and positioning ourselves to take advantage of our new strength to grow while others struggle. We intend to not only weather the current storm, but also emerge stronger and more powerful than ever once markets recover.

HOW DID THE FORMERLY HOSTILE PROPOSAL TURN INTO A FRIENDLY DEAL?

We are always exploring potential partnerships and alliances, as part of our routine course of business in our effort to achieve maximum long-term shareholder value. Strategically, there was merit to Vishay's April 2 proposal, but it wasn't financially compelling.

     o The earlier proposal of 0.5 Vishay shares for each General Semiconductor share is approximately 12% lower than the improved ratio of .563 Vishay shares for each SEM share.

     o Furthermore, Vishay's stock is up about 30% since their initial proposal.

     o Based on the closing price of Vishay's stock yesterday, the transaction announced today gives General Semiconductor shareholders a 20% premium for their shares. This compares very favorably to the 0% premium of Vishay's April 2 proposal.

WHO ELSE HAVE YOU SPOKEN TO?

It is our policy not to comment on any specific discussions or potential strategic partners. We are always exploring potential partnerships and alliances, as part of our routine course of business in our effort to achieve maximum long-term shareholder value.

DID GENERAL SEMICONDUCTOR CONSIDER ANY OTHER BUYERS?

It is our policy not to comment on any specific discussions or potential strategic partners. We are always exploring potential partnerships and alliances, as part of our routine course of business in our effort to achieve maximum long-term shareholder value.

WHAT WILL HAPPEN TO GENERAL SEMICONDUCTOR'S EMPLOYEES? HOW MANY PEOPLE WILL LOSE THEIR JOBS?

While there will be workforce reductions at General Semiconductor, these would have been necessary regardless of this transaction due to the depressed state of the industry. In our second quarter earnings announcement, we announced that we were finalizing a plan to cut cost and increase efficiency and profitability. Together with Vishay we will review all of the initiatives we had planned and formulate a combined strategy.

WILL ANY OFFICES OR MANUFACTURING FACILITIES CLOSE?

We are not in a position to comment on specific initiatives. In our second quarter earnings announcement, we announced that we were finalizing a plan to cut cost and increase efficiency and profitability. Together with Vishay we will review all of the initiatives we had planned and formulate a combined strategy.

WHEN WILL YOU HAVE MORE DEFINITIVE ANSWERS?

Together with Vishay we will review all of the initiatives we had planned and formulate a combined strategy. We will announce details as soon as we are ready to implement an agreed upon plan.

Following is the text of key messages distributed internally by the Company to guide personnel in answering potential questions about the merger on July 31, 2001:


                     GENERAL SEMICONDUCTOR KEY MESSAGES

THIS IS A TERRIFIC TRANSACTION FOR GENERAL SEMICONDUCTOR, WITH A
SUBSTANTIAL UPFRONT PREMIUM AND OPPORTUNITIES FOR SHAREHOLDERS, CUSTOMERS AND MANY OF OUR EMPLOYEES TO BENEFIT FROM THE SIGNIFICANT UPSIDE WE SEE IN THE COMBINED COMPANY.

     o With this deal, we're creating the premier line of discrete electronic components and positioning the combined company to meet a broader range of customer needs.

     o We'll have the money we need to accelerate some of our exciting new initiatives, particularly in the promising MOSFET area, which Vishay is particularly enthusiastic about.

     o Consolidation is necessary in this industry and in these market conditions, and this deal creates an ideal platform for further growth, both organically and through acquisition, in the semiconductor component market.

     o In essence, with this transaction we are turning the tables on the difficult economy and positioning ourselves to take advantage of our new strength to grow while others struggle. We intend to not only weather the current storm, but also emerge stronger and more powerful than ever once markets recover.

UNDER THE DEAL, SHAREHOLDERS OF GENERAL SEMICONDUCTOR WILL RECEIVE 0.563 SHARES OF NEW VISHAY STOCK FOR EACH SHARE OF SEM THEY HOLD AT THE CLOSING. THE CURRENT VALUE OF THE DEAL IS $13.54 PER SHARE BASED ON VISHAY'S CLOSING PRICE YESTERDAY OF $24.05, FOR A TOTAL VALUE OF $538.9 MILLION PLUS $229.4 MILLION OF ASSUMED DEBT.

     o The combined company will have virtually no net debt, giving us the balance sheet to invest in and expand our business, while also pursuing additional opportunistic acquisitions.

     o The transaction is expected to be immediately accretive to Vishay's earnings and yield significant operational synergies and cost savings, expected to exceed $50 million annually when fully realized.

     o Ronald A. Ostertag, General Semiconductor's Chairman and CEO, will join Vishay's board.

WE ARE ALWAYS EXPLORING POTENTIAL PARTNERSHIPS AND ALLIANCES, AS PART OF OUR ROUTINE COURSE OF BUSINESS IN OUR EFFORT TO ACHIEVE MAXIMUM LONG-TERM SHAREHOLDER VALUE. STRATEGICALLY, THERE WAS MERIT TO VISHAY'S APRIL 2 PROPOSAL, BUT IT WASN'T FINANCIALLY COMPELLING.

     o The earlier proposal of 0.5 Vishay shares for each General Semiconductor share is approximately 12% lower than the improved ratio of .563 Vishay shares for each SEM share.

     o Furthermore, Vishay's stock is up about 30% since their initial proposal.

     o Based on the closing price of Vishay's stock yesterday, the transaction announced today gives General Semiconductor shareholders a 20% premium for their shares. This compares very favorably to the 0% premium of Vishay's April 2 proposal.

WHILE THERE WILL BE WORKFORCE REDUCTIONS AT GENERAL SEMI, THESE WOULD HAVE BEEN NECESSARY REGARDLESS OF THIS TRANSACTION DUE TO THE DEPRESSED STATE OF THE INDUSTRY.

     o With this deal we'll operate from a position of strength, meaning more stability and upside for employees with continuing involvement.

     o In our second quarter earnings announcement, we announced that we were finalizing a plan to cut cost and increase efficiency and profitability. Together with Vishay we will review all of the initiatives we had planned and formulate a combined strategy.

Following is the text of a letter distributed internally by the Company on August 1, 2001:


AUGUST 1, 2001

TO ALL EMPLOYEES:

YESTERDAY AFTERNOON, OUR BOARD OF DIRECTORS VOTED IN FAVOR OF A PROPOSED MERGER BETWEEN GENERAL SEMICONDUCTOR AND VISHAY INTERTECHNOLOGY, INC.

UNDER THE DEAL, SHAREHOLDERS OF GENERAL SEMICONDUCTOR WILL RECEIVE 0.563 SHARES OF NEW VISHAY STOCK FOR EACH SHARE OF SEM THEY HOLD AT THE CLOSING. THE CURRENT VALUE OF THE DEAL IS ABOUT $13.54 PER SHARE BASED ON VISHAY'S CLOSING PRICE YESTERDAY OF $24.05, FOR A TOTAL VALUE OF $538.9 MILLION.

AS YOU KNOW, VISHAY SENT US AN UNSOLICITED PROPOSAL EARLIER THIS YEAR OFFERING 0.5 SHARES FOR EACH SEM SHARE, AND THE BOARD TURNED THAT DOWN. STRATEGICALLY, THERE WAS MERIT TO THEIR PROPOSAL, BUT IT WASN'T FINANCIALLY COMPELLING. NOW, WITH AN IMPROVED RATIO AND VISHAY'S STOCK UP ABOUT 30% SINCE THEIR INITIAL PROPOSAL, THE BOARD FELT WE HAD REACHED A LEVEL THAT BETTER REFLECTED THE VALUE OF SEM.

BEYOND THE IMMEDIATE PREMIUM WE GET ON OUR STOCK, AND THE CONTINUING UPSIDE OF STOCK IN A MUCH STRONGER, LARGER COMPANY, THIS IS A POSITIVE STRATEGIC COMBINATION FOR BOTH COMPANIES - ONE THAT WILL BENEFIT OUR TWO SETS OF CUSTOMERS AND MANY OF OUR TALENTED EMPLOYEES.

WITH THIS DEAL, WE'RE CREATING THE PREMIER LINE OF DISCRETE ELECTRONIC COMPONENTS AND POSITIONING THE COMBINED COMPANY TO NOT ONLY WEATHER THE CURRENT STORM, BUT ALSO EMERGE STRONGER AND MORE POWERFUL THAN EVER ONCE MARKETS RECOVER.

THE COMBINED COMPANY WILL BE VIRTUALLY DEBT-FREE, GIVING US THE BALANCE SHEET TO INVEST IN AND EXPAND OUR BUSINESS, WHILE ALSO PURSUING ADDITIONAL OPPORTUNISTIC ACQUISITIONS. WE'LL HAVE THE MONEY WE NEED TO ACCELERATE SOME OF OUR EXCITING NEW INITIATIVES, PARTICULARLY IN THE PROMISING MOSFET AREA, WHICH VISHAY IS PARTICULARLY ENTHUSIASTIC ABOUT.

IN ESSENCE, WITH THIS TRANSACTION WE ARE TURNING THE TABLES ON THE DIFFICULT ECONOMY AND POSITIONING OURSELVES TO TAKE ADVANTAGE OF OUR NEW STRENGTH TO GROW WHILE OTHERS STRUGGLE.

I'M NOT GOING TO TELL YOU THAT JOBS WON'T BE ELIMINATED AS PART OF THIS COMBINATION. COSTS WILL BE TAKEN OUT - THAT'S A BIG PART OF THIS DEAL - AND, IN FACT, WE ANNOUNCED THIS MONTH THAT WE WERE PLANNING A MAJOR RESTRUCTURING AT GENERAL SEMICONDUCTOR TO INCREASE EFFICIENCIES AND ALIGN COSTS WITH MARKET CONDITIONS. THAT RESTRUCTURING, UNRELATED TO THIS TRANSACTION, IS SUPPORTED BY VISHAY. WE WILL COMMUNICATE THE DETAILS OF THAT TO ALL OF YOU IN THE NEAR FUTURE.

WE EXPECT THE MERGER TRANSACTION TO CLOSE THIS FALL, AFTER REGULATORY AND SHAREHOLDER APPROVALS ARE RECEIVED. IN THE MEAN TIME, PLEASE REST ASSURED THAT WE WILL DO EVERYTHING IN OUR POWER TO MAKE THE TRANSITION AND INTEGRATION PROCESS AS SMOOTH AND CLEAR AS POSSIBLE, AND THAT ANY CONCERNS AND QUESTIONS YOU MAY HAVE WILL BE ADDRESSED IN A TIMELY MANNER.

A COPY OF THE VISHAY/GENERAL SEMICONDUCTOR ANNOUNCEMENT WILL BE FORWARDED LATER THIS MORNING. ALSO, I'VE ALREADY SPOKEN WITH SENIOR MANAGEMENT AROUND THE WORLD, AND THEY WILL BE AVAILABLE TO YOU TODAY AS WELL AS IN COMING DAYS AND WEEKS.

I'VE BEEN WORKING FOR GENERAL SEMICONDUCTOR AND GENERAL INSTRUMENT FOR OVER 22 YEARS. DURING THAT TIME, I'VE HAD THE PLEASURE OF WORKING WITH THE MOST TALENTED PROFESSIONALS IN THE INDUSTRY AND I AM PROUD OF WHERE WE AS A TEAM HAVE BROUGHT THIS COMPANY. AS ALWAYS, MY DOOR IS ALSO OPEN TO YOU, AND I WILL BE HAPPY TO ANSWER QUESTIONS IN ANY WAY I CAN.

SINCERELY,

RONALD A. OSTERTAG
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Following is the text of a press release issued by the Company on August 1, 2001:




FOR IMMEDIATE RELEASE


             VISHAY TO ACQUIRE GENERAL SEMICONDUCTOR FOR STOCK
       VALUED AT $13.54 PER SHARE IN ACCRETIVE, TAX-FREE TRANSACTION

     MALVERN, PA, and MELVILLE, NY, AUGUST 1, 2001 - Vishay Intertechnology, Inc. (NYSE:VSH) and General Semiconductor, Inc. (NYSE:SEM) today announced they have entered into a definitive merger agreement under which Vishay will acquire General Semiconductor, a leading manufacturer of power management devices, in a tax-free, all-stock transaction currently valued at $538.9 million plus $229.4 million of assumed debt. Shareholders of General Semiconductor will receive 0.563 shares of Vishay for each General Semiconductor share, valuing the transaction at $13.54 per General Semiconductor share based on Vishay's closing price yesterday.

     The addition of complementary General Semiconductor products to Vishay's existing product line will create the premier line of discrete electronic components and position the combined company to meet a broader range of customer needs while enhancing R&D efforts focused on leading-edge power management products. The transaction is expected to be immediately accretive to Vishay's earnings and yield significant operational synergies and cost savings, expected to exceed $50 million annually when fully realized. Vishay will have a strong balance sheet with virtually no net debt, creating a platform for further strategic initiatives.

     Dr. Felix Zandman, Chairman and CEO of Vishay, said, "The agreement with General Semiconductor is an outstanding strategic transaction which will clearly benefit both companies and their respective shareholders and customers. We have complementary product lines, opportunities for substantial savings and greater efficiencies, and the balance sheet to continue to expand opportunistically during the current industry downturn. General Semiconductor has many outstanding products and talented employees, and some of the finest chip designers in our industry. We are pleased to welcome them to the Vishay family."

     Zandman added, "Consolidation is necessary in our industry, and Vishay is well positioned to remain at the forefront of this trend, building on the Infineon and General Semiconductor transactions. Adding General Semiconductor's strong reputation and market presence to Vishay will create an ideal platform for further growth, both organically and through acquisition, in the semiconductor component market."

     Ronald A. Ostertag, Chairman and CEO of General Semiconductor, who will join the Vishay Board of Directors upon closing, said, "This is a great transaction for General Semiconductor, with a substantial upfront premium and opportunities for shareholders, customers and many of our employees to participate in the significant upside we see in the combined company. We're delighted to have found a partner who shares our strategic view, will diversify our product offerings, and has the financial strength to accelerate development of our new power management products, particularly in the MOSFET area. We will come out of this transaction a much stronger company, now able to capitalize on the current difficult environment and position ourselves for significant growth in the future."

     The transaction is subject to regulatory and shareholder approvals and other customary closing conditions. It is expected to close in the fourth quarter of this year.

     Vishay, a Fortune 1,000 Company with year 2000 sales of $2.5 billion, is the largest U.S. and European manufacturer of passive electronic components (resistors, capacitors, inductors) and a major producer of discrete semiconductors (diodes, optoelectronics, transistors), IrDCs (infrared communication devices), and power and analog switching integrated circuits. The Company's components can be found in products manufactured in a very broad range of industries worldwide. With headquarters in Malvern, Pennsylvania, Vishay employs over 18,000 people in 66 plants in the U.S., Mexico, Germany, Austria, the United Kingdom, France, Portugal, the Czech Republic, Hungary, Israel, Taiwan, China and the Philippines. Vishay can be found on the Internet at http://www.vishay.com.

     General Semiconductor, Inc. is a leader in the design, manufacture and distribution of semiconductors serving the power management market. The Company provides customers with a broad array of products including rectifiers, transient voltage suppressors, small-signal transistors, diodes, MOSFETs and Analog ICs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key market segments for its products include automotive, computer, consumer and telecommunications.

This press release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events. These statements and all other statements that are not historical facts are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of General Semiconductor and Vishay. The forward-looking statements in this release address a variety of subjects including, for example, the expected closing of the acquisition and the potential benefits of the acquisition. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the integration of Vishay's and General Semiconductor's business; costs associated with the acquisition; the successful completion of the acquisition; including applicable regulatory requirements relating to the transaction; increased competition and technological changes in the industries in which Vishay and General Semiconductor operate. For a detailed discussion of these and other cautionary statements, please refer to General Semiconductor's and Vishay's filings with the Securities and Exchange Commission.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Vishay and General Semiconductor will file a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Vishay and General Semiconductor with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company's other filings with the Commission may also be obtained from the respective companies. Free copies of Vishay's filings may be obtained by directing a request to Vishay Investor Relations at (610) 644-1300. Free copies of General Semiconductor's filings may be obtained by directing a request to General Semiconductor, Investor Relations at (631) 847-3000.

PARTICIPANTS IN THE SOLICITATION

Vishay, General Semiconductor and certain of their respective directors, executive officers and other members of their management and employees may be considered to be soliciting proxies from their respective stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Vishay's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2001 Annual Meeting of Vishay Stockholders filed by Vishay with the Commission on April 23, 2001, and information concerning persons who may be considered participants in the solicitation of General Semiconductor's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2001 Annual Meeting of General Semiconductor Stockholders filed by General Semiconductor with the Commission on March 16, 2001.

                                   # # #
CONTACTS:

VISHAY INTERTECHNOLOGY
Richard N. Grubb
Executive Vice President and Chief Financial Officer
Phone: (610) 644-1300

GENERAL SEMICONDUCTOR
George Sard/David Reno/Jonas Leddington
Citigate Sard Verbinnen
Phone: (212) 687-8080